LOCK-UP AGREEMENT

     WHEREAS, EPA International, Inc. (formerly "Ecology Pure Air International, Inc.") (hereinafter "EPA") or its principals (collectively, "Acquirors") have entered into an Agreement to acquire sufficient common shares to secure absolute control of Ecology Pure Air International, Inc. (formerly "Mark Four Resources, Inc.") (hereinafter "Mark Four") and the Acquirors want to insure that the common shares retained by the former control persons of Mark Four and their assignee (former insiders of Mark Four, hereinafter collectively known as "Seller") are not excessively and precipitously offered for sale in the public market which could adversely affect the price of said common shares; and

     WHEREAS, in conjunction with the change of control of Mark Four, the Sellers agreed to certain limitations and restrictions on the disposition of the shares of Common Stock beneficially owned by Sellers as of the date of the change in control as set forth below.

     NOW, THEREFORE, the parties hereto agree as follows:

     All of the signatories to this Lock-Up Agreement as Sellers, agree to refrain from selling their common shares in the open market in a manner inconsistent with the provisions of this Agreement, or if they convey their shares to another party, i.e. in a private transaction(s) to require the Acquiror of these common shares in said private transaction(s) to adhere to these restrictions as if they were a party to this Lock-Up Agreement in accordance with the provisions enumerated immediately below;

     Without the prior written consent of the Company, each of the signatories hereby agree that it will not in an open market or public transaction, directly or indirectly, offer, sell, offer to sell, pledge, grant any option to purchase or otherwise sell or dispose (or commence any offer, sale, offer of sale, contract of sale, pledge, grant any option to purchase or other sale or disposition) (collectively, "Dispose") of any shares of Common Stock for the period commencing upon the date that the shares of Common Stock trade on the Over-The-Counter Market Electronic Bulletin Board and ending on the earlier of the 90th day thereafter or March 31, 1997 ("Lock-Up Period").

     For the period commencing upon the termination of the Lock-Up Period and ending on January 31, 1998 (the "Disposal Period"), the Seller shall be allowed to Dispose of such shares of Common Stock during each 30 day period during the Disposal Period in an amount up to five (5%) percent of the shares beneficially owned by the Seller as of November 17, 1995. For purposes of disposition, the shares of Common Stock the Seller is allowed to Dispose of shall accumulate during the Disposal Period, such that should less than the maximum number of shares of Common Stock be sold in any particular 30 day period during the Disposal Period, then the unsold permitted number of shares of Common Stock will carry forward to the next period.

     Upon termination of the Disposal Period, Seller shall have no restrictions upon disposition of any shares of Common Stock then held by Seller, as to the shares of Common Stock to which this Lock-Up Agreement pertains.

     In connection with this Agreement, each of the undersigned represents and warrants to Mark Four that:

          (i) the undersigned is not a U.S. person, as such term is defined in Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act");

          (ii) the undersigned has held the shares to which this Agreement pertains for a period of one year; and

          (iii) the undersigned owns the shares to which this Agreement pertains for its own account for investment only and not with a view to resale or distribution and not on behalf of any U.S. person.

     In consideration for the execution of this Agreement, Mark Four agrees to remove the restrictive legends currently on the shares of Common Stock to which this Agreement pertains, and to replace said restrictive legends with a legend reflecting the existence of the terms and provisions of this Agreement. Additionally, Mark Four hereby agrees to pay such fees and expenses incurred by its transfer agent in connection with the release of the shares from the terms and provisions of this Agreement and the subsequent distribution of share certificates reflecting said releases to each of the undersigned. Mark Four shall only be responsible for those fees and expenses of its transfer agent associated with each of the five (5%) percent releases of each of the undersigned.

     This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In the event this Agreement is not duly executed by all of the Sellers, then in such an event, the terms hereof shall be enforceable against only those Sellers executing this Agreement.

     Agreed to as of this ______ day of _________________, 1996.



By:_____________________________            _______________________________
     Michael Doran                          Shares beneficially owned


By:_____________________________            _______________________________
     Marie McGorman                         Shares beneficially owned


By:_____________________________            _______________________________
     David Dolson                           Shares beneficially owned


By:_____________________________            _______________________________
     Tille Investments Limited              Shares beneficially owned



Accepted by and on behalf of Mark Four


By:___________________________________


                                       3